FORM OF MANAGEMENT FEE WAIVER AGREEMENT

THIS AGREEMENT, dated as of January 1, 2013, between The Hartford Alternative Strategies Fund (the “Company”) on behalf of the funds listed on Schedule A (each a “Fund” and collectively, the “Funds”) and Hartford Funds Management Company, LLC (the “Adviser”).

WHEREAS, the Adviser has been appointed the investment adviser of each of the Funds pursuant to an Investment Management Agreement between the Company, on behalf of the Funds, and the Adviser; and

WHEREAS, the Adviser has been appointed the investment adviser to a wholly owned subsidiary of each Fund organized in the Cayman Islands (each, a “Subsidiary”) pursuant to an investment management agreement date January 1, 2013;

WHEREAS, the Company and the Adviser desire to enter into the arrangements described herein relating to the advisory fee of the Funds;

NOW, THEREFORE, the Company and the Adviser hereby agree as follows:

1.                                      The Adviser hereby agrees to waive, for each Fund listed on Schedule A, a portion of its advisory fee in the amount that each Fund pays to the Adviser in connection with the Fund’s investment in its corresponding Subsidiary, for the period the Fund invests a portion of its assets in its corresponding Subsidiary.

2.                                      The waiver described in Section 1 above is not subject to recoupment by the Adviser.

3.                                      The Adviser understands and intends that the Funds will rely on this Agreement (1) in preparing and filing amendments to the registration statements for the Companies on Form N-1A with the Securities and Exchange Commission, (2) in accruing each Fund’s expenses for purposes of calculating its net asset value per share and (3) for certain other purposes and expressly permits the Funds to do so.

4.                                      This Agreement shall terminate upon written notice of termination by the Company.

- Signatures on Following Page -

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE HARTFORD MUTUAL FUNDS, INC.

By:
Name:
Title:

HARTFORD FUNDS MANAGEMENT COMPANY, LLC

By:
Name:
Title:

2

SCHEDULE A

The Hartford Alternative Strategies Fund